UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2020

SANDY SPRING BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-19065	52-1532952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17801 Georgia Avenue, Olney, Maryland 20832

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (301) 774-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $1.00 per share	SASR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 1, 2020, Sandy Spring Bancorp, Inc. (the “Company”) completed its previously announced acquisition of Revere Bank (“Revere”) pursuant to the Agreement and Plan of Merger, dated as of September 23, 2019 (the “Merger Agreement”), by and among the Company, Sandy Spring Bank, a wholly-owned subsidiary of the Company, and Revere, pursuant to which Revere merged with and into Sandy Spring Bank, with Sandy Spring Bank as the surviving institution (the “Merger”). Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of common stock, par value $5.00 per share, of Revere (the “Revere Common Stock”), except for (i) dissenting shares and (ii) shares held, other than in a bona fide fiduciary or agency capacity or in satisfaction of a debt previously contracted, by the Company, Revere, or a subsidiary of either, was converted into the right to receive 1.05 shares of common stock, par value $1.00 per share, of the Company (the “Merger Consideration”).

At the Effective Time, each option to purchase Revere Common Stock (except for options held by the persons described below) whether vested or unvested, fully vested and was converted into an option to purchase Company common stock (“Sandy Spring Common Stock”) on the same terms and conditions as were applicable to the option to purchase Revere Common Stock. The number of shares of Sandy Spring Common Stock subject to such converted stock option is equal to the product obtained by multiplying the number of shares of Revere Common Stock subject to the Revere stock option by 1.05. The exercise price applicable to the Sandy Spring Common Stock subject to such converted stock option is equal to the quotient obtained by dividing the exercise price per Revere stock option by 1.05. Also at the Effective Time, each Revere stock option held by persons who were notified (i) that they will not continue as employees or directors of the Company or any of its subsidiaries after the Effective Time, or (ii) that their employment with the Company will continue only for a commercially reasonable period after the Effective Time to facilitate integration and then terminate, was canceled in exchange for an amount equal to $22.44 less the option exercise price. At the Effective Time, each Revere restricted stock award became fully vested and was converted into the right to receive the Merger Consideration.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 24, 2019 and is incorporated into this Item 2.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2020, pursuant to the terms of the Merger Agreement and effective as of the Effective Time, the Company expanded the size of its Board of Directors by two members and appointed Walter C. Martz II and Christina Baldwin O’Meara, former directors of Revere, to fill the newly created vacancies. In addition, on March 31, 2020, pursuant to the terms of the Merger Agreement and effective as of the Effective Time, Sandy Spring Bank expanded the size of its Board of Directors by three members and appointed Walter C. Martz II, Christina Baldwin O’Meara and Brian J. Lemek, also a former director of Revere, to fill the newly created vacancies.

Mr. Martz, Ms. O'Meara and Mr. Lemek will be eligible to receive compensation as non-employee directors of the Company and Sandy Spring Bank in accordance with the Company’s non-employee director compensation program as then in effect.

Item 8.01	Other Events.

On April 1, 2020, the Company issued a press release announcing the completion of the Merger. A copy of the press release is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date that the initial Current Report or Form 8-K was required to be filed.

(b)	Pro Forma Financial Information

Pro forma financial statements required by Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date that the initial Current Report or Form 8-K was required to be filed.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated April 1, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDY SPRING BANCORP, INC.
(Registrant)

Date: April 1, 2020	By:	/s/ Aaron M. Kaslow
Aaron M. Kaslow
Executive Vice President, General Counsel and Secretary

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